UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 508, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

Equity Purchase Agreement

As previously announced, on November 20, 2023, 22nd Century Group, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Specialty Acquisition Corporation, a Nevada corporation (the “Buyer”) pursuant to which the Company agreed to sell substantially all of its equity interests in its GVB hemp/cannabis business (the “Purchased Interests”) for a purchase price of $2,250,000 (the “Purchase Price”).

On December 22, 2023, the Company and the Buyer entered into an Amendment to Equity Purchase Agreement (the “GVB Amendment”) pursuant to which the Company and the Buyer increased the Purchase Price to $3,100,000 (the “New Purchase Price”) which consists of (i) a cash payment of $1,100,000 to the Company’s senior lender, on behalf of and at the direction of the Company and (ii) a 12% secured promissory note issued by the Buyer to the Company’s senior lender, on behalf of and at the direction of the Company, in an aggregate principal amount of $2,000,000 (the “Note”).

The parties previously agreed that the Company would retain any insurance proceeds received in connection with the fire at the Grass Valley manufacturing facility (the “Insurance Proceeds”) and up to the first $2,000,000 of the Insurance Proceeds would be used to offset the Buyer’s portion of certain shared liabilities. Pursuant to the terms of the GVB Amendment, the Buyer will be entitled to offset its portion of certain shared liabilities up to $1,000,000; provided that, the Insurance Proceeds exceed $5,000,000.

The foregoing description of the GVB Amendment is qualified in its entirety by reference to the full text of the GVB Amendment, which is filed as Exhibit 10.1 hereto.

Senior Secured Credit Facility

As previously disclosed on March 3, 2023, the Company entered into that certain Securities Purchase Agreement (the “SPA”) with JGB Partners, LP (“JGB Partners”), JGB Capital, LP (“JGB Capital”) and JGB Capital Offshore Ltd. (“JGB Offshore” and collectively with JGB Partners and JGB Capital, the “Holders”) and JGB Collateral, LLC, as collateral agent for the Holders (the “Agent”). Pursuant to the SPA, the Holders purchased (i) 7% Original Issue Discount Senior Secured Debentures (the “Debentures”) of the Company and (ii) warrants to purchase up to 330,293 shares (after the redemption of 166,667 warrants) shares of the Company’s common stock, par value $0.00001 per share.

On December 22, 2023, the Company, the Holders and the Agent entered into an Amendment Agreement (the “JGB Amendment”) pursuant to which the Holders and the Agent consented to the Purchase Agreement, as amended by the GVB Amendment. In consideration of the Holders and the Agents’ consent, the Company agreed to (i) pay to the Agent, a cash payment of $2,200,000 to reduce the outstanding principal of the Debentures (which includes the cash portion of the New Purchase Price paid directly to Agent by Buyer as described above), (ii) direct the Buyer to issue the Note to the Agent, on the Company’s behalf, (iii) assign the Insurance Proceeds to the Agent until the outstanding aggregate principal amount of the Debentures, plus accrued and unpaid interest, has been repaid in full; provided that the first $1,000,000 of Insurance Proceeds in excess of $5,000,000 shall be applied as stated above, and (iv) post-closing within 30 days enter into a deed in lieu of foreclosure agreement with respect to 224 acres of real property in Delta County, Colorado commonly known as Needle Rock Farms, resulting in a non-monetary exchange yielding further debt reduction of $1,000,000.

Additionally, the Company, the Holders and the Agent agreed to amend the Debentures to (i) allow the Holders to voluntarily convert the Debentures, in whole or in part, into shares of the Company’s common stock (“Voluntary Conversion Option”) on the earlier of (i) June 30, 2024 and (ii) the public announcement of a Fundamental Transaction at a conversion price equal to the lower of (x) $1.00 per share and (y) the closing sale price of the Company’s common stock on June 29, 2024 (the “Conversion Price”), and (ii) include a mandatory prepayment of the outstanding principal of the Debentures in an amount equal to 20% of the net cash proceeds of any issuance by the Company of any of its stock, or other Equity Interests (as defined in the Debentures) or the incurrence or issuance of any indebtedness.

The Voluntary Conversion Option is subject to the approval of the Company’s stockholders and the Company is required pursuant to the JGB Amendment to use its commercially reasonable efforts to obtain such approval.

Additional terms of the JGB Amendment include a financial covenant holiday through the third quarter of 2024 and revised certain covenants thereafter to reflect the sale of the Purchased Interests, including lowering the Company’s quarterly revenue targets.

The JGB Amendment contains customary reaffirmations, reconfirmations of security interests and subsidiary guarantees, and representations and warranties typical for an amendment of this type.

The foregoing description of the terms of the JGB Amendment and the amended Debentures does not purport to be complete and is qualified in its entirety by reference to the JGB Amendment and Form of Amended Debentures which are attached hereto as Exhibit 10.2 and 4.1, respectively.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this Form 8-K are forward-looking statements. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, (i) our expectations regarding the Insurance Proceeds, (ii) regarding the terms of the JGB Amendment, (iii) our ability to repay our debt to the Holders, (iv) expectations for the use of proceeds of the sale of the Purchased interests, and (v) the Company’s ability to obtain shareholder approval. Actual results might differ materially from those explicit or implicit in forward-looking statements. These forward-looking statements reflect our current views about future events and involve assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to the risks and uncertainties applicable to the Company and included in the Company’s Annual Report on Form 10-K filed on March 9, 2023 and Quarterly Report on Form 10-Q filed May 9, 2023, August 14, 2023 and November 6, 2023. All information provided in this Form 8-K is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 22, 2023, the Company completed the sale of the Purchased Interests pursuant to the Purchase Agreement, as amended by the GVB Amendment. The consideration for the sale of the Purchased Interests was determined by analyzing information related to the historical, current and future operations, financial condition and prospects of the Purchased Interests, including a liquidation analysis, along with an analysis of market comparable transactions. At the closing, the Company’s board of directors received an opinion as to the fairness, from a financial point of view, of the consideration received by the Company pursuant to the Purchase Agreement, as amended by the GVB Amendment. The proceeds of the sale of the Purchased Interests was used to repay amounts due under the amended Debentures.

The information required by this item is included in Item 1.01 of this Current Report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included under “Senior Secured Credit Facility” in Item 1.01 of this Current Report and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this item with respect to the shares issuable upon conversion of the amended Debentures is included under “Senior Secured Credit Facility” in Item 1.01 of this Current Report and is incorporated herein by reference.

The amended Debentures and shares issuable upon conversion of the amended Debentures were issued in a private placement and were exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof as a transaction not involving a public offering and/or Rule 506 of Regulation D promulgated thereunder. The amount of shares issuable upon conversion of the Amended Debentures will be calculated based on the amount of amended Debentures the Holders converted divided by the Conversion Price.

Item 7.01. Regulation FD Disclosure.

On December 28, 2023, the Company issued a press release regarding the GVB Amendment and the JGB Amendment and Form of Amended Debentures, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01: Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma balance sheet as of September 30, 2023, and the related unaudited pro forma statement of operations and comprehensive loss for the nine month period ended September 30, 2023 and for the year ended December 31, 2022, and the related notes thereto, of the Company, after giving effect to the sale of the Purchased Interests, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits.

4.1	Form of Amended Debenture (filed herewith).
10.1	Amendment to Equity Purchae Agreement, dated December 22, 2023 (filed herewith).
10.2	JGB Amendment Agreement, dated December 22, 2023 (filed herewith).
99.1	Press Release dated December 28, 2023 (filed herewith).
99.2	The unaudited pro forma balance sheet as of September 30, 2023, and the related unaudited pro forma statement of operations and comprehensive loss for the nine month period ended September 30, 2023 and for the year ended December 31, 2022, and the related notes thereto, of the Company, after giving effect to the sale of the Purchased Interests (filed herewith).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ R. Hugh Kinsman
Date: December 28, 2023	R. Hugh Kinsman
Chief Financial Officer